Exhibit 10.1.5

AMENDMENT NO. 6

TO THE

UNIFIED WESTERN GROCERS, INC.

CASH BALANCE PLAN

Unified Grocers, Inc. (the “Company”) hereby amends the above-named plan (the “Plan”), effective as of January 1, 2002, as follows:

1. The definition of “Cash Balance Benefit” under Section 1.2 of the Plan is hereby amended in its entirety to read as follows:

“‘Cash Balance Benefit’ shall mean, for a Participant who has not reached Normal Retirement Age, the Participant’s benefit as of any valuation date on or prior to the Participant’s Normal Retirement Date equal to a single life annuity which is the Actuarial Equivalent of the projected value of such Participant’s Account as of such valuation date. For purposes of this definition, ‘projected value’ is determined using the Plan’s current interest crediting rate and projecting to Normal Retirement Date. Notwithstanding the foregoing, for a Participant who has reached Normal Retirement Age, ‘Cash Balance Benefit’ shall mean the Participant’s benefit as of any valuation date equal to a single life annuity which is the Actuarial Equivalent of such Participant’s Account as of such valuation date.”

* * * * * *

The Company has caused this Amendment No. 6 to be signed on the date indicated below, to be effective as indicated above.

“Company”

UNIFIED GROCERS, INC.

Dated: February 18, 2008	By:	/s/ ROBERT M. LING, JR.

	Its:	Executive Vice President & General Counsel